   As filed with the Securities and Exchange Commission on October 26, 2001
                                                           Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                           Colgate-Palmolive Company
            (Exact Name of Registrant as Specified in its Charter)

                        Delaware               No. 13-1815595
              (State or Other Jurisdiction    (I.R.S. Employer
                    of Incorporation)       Identification Number)

                                300 Park Avenue
                           New York, New York 10022
                                (212) 310-2000
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                      of Registrant's Executive Offices)

                               -----------------

                               ANDREW D. HENDRY
                            Senior Vice President,
                         General Counsel and Secretary
                           Colgate-Palmolive Company
                                (212) 310-2000
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

    Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                 Proposed
                                                 Maximum         Proposed
  Title of each Class of      Amount to be    Offering Price Maximum Aggregate    Amount of
Securities to be Registered    Registered      Per Unit(1)   Offering Price(1) Registration Fee
--------------------------- ----------------- -------------- ----------------- ----------------
      Debt Securities...... $1,400,000,000(2)      100%      $1,400,000,000(2)     $350,000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) of the Securities Act.
(2)In United States dollars or the equivalent thereof in foreign or composite currencies. Such amount shall be increased, if any Debt Securities are issued at an original issue discount, to such higher principal amount as may be sold for an initial public offering price of up to $1,400,000,000.

                               -----------------

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED OCTOBER 26, 2001

PROSPECTUS SUPPLEMENT
(To prospectus dated October  , 2001)

                                $1,400,000,000

                                     LOGO

      Medium-Term Notes, Series E Due One Year or More from Date of Issue

The notes:

 .We will offer notes from time to time and specify the    .The notes may bear interest at fixed or floating
   terms and conditions of each issue of notes in a          rates or may not bear any interest. If the notes
   pricing supplement.                                       bear interest at a floating rate, the floating rate
                                                             may be based on one or more indices or
 .The notes will be senior unsecured debt securities          formulas.
   of Colgate.
                                                          .We will specify in the applicable pricing
 .The notes will have stated maturities of one year or        supplement whether the notes can be redeemed
   more from the date they are originally issued.            or repaid before their maturity and whether they
                                                             are subject to mandatory redemption,
 .We will pay amounts due on the notes in U.S.                redemption at the option of Colgate or
   dollars or any other consideration described              repayment at the option of the holder of the
   in the applicable pricing supplement.                     notes.

                               -----------------

Investing in the notes involves certain risks. See "Risk Factors" on page S-3.

                               -----------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

    We may sell notes to the agents referred to below as principals for resale at varying or fixed offering prices or through the agents as agents using their reasonable efforts on our behalf. We may also sell notes without the assistance of the agents, whether acting as principal or as agent.

    If we sell other securities referred to in the accompanying prospectus, the amount of notes that we may offer and sell under this prospectus supplement may be reduced.

                               -----------------

Deutsche Banc Alex. Brown

               Goldman, Sachs & Co.

                          JPMorgan

                                    Merrill Lynch & Co.

                                              Morgan Stanley

                                                        Salomon Smith Barney

                               -----------------

          The date of this prospectus supplement is October  , 2001.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                        Page
                                                        ----
Risk Factors...........................................  S-3
Description of the Notes...............................  S-5
Special Provisions Relating to Foreign Currency Notes.. S-26
Certain United States Federal Income Tax Considerations S-28
Plan of Distribution................................... S-36
Validity of the Notes.................................. S-37

                                  Prospectus

                                                  Page
                                                  ----
About This Prospectus............................   2
Colgate-Palmolive Company........................   2
Use of Proceeds..................................   2
Ratio of Earnings to Fixed Charges...............   3
Description of Debt Securities...................   3
Plan of Distribution.............................  10
Where You Can Find More Information..............  11
Incorporation of Information We File with the SEC  11
Experts..........................................  12

    You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor any agent acting on our behalf has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any agent acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable pricing supplement.

    References in this prospectus supplement to "Colgate," "we," "us" and "our" are to Colgate-Palmolive Company.

    References in this prospectus supplement to "agent" or "agents" are to any or all, respectively, of Deutsche Banc Alex. Brown Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. or any other agent appointed by us.

                                 RISK FACTORS

    Your investment in the notes is subject to certain risks, especially if the notes involve in some way a foreign currency. This prospectus supplement does not describe all of the risks of an investment in the notes, whether arising because the notes are denominated in a currency other than U.S. dollars or because the return on the notes is linked to one or more interest rate or currency indices or formulas. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. The notes are not an appropriate investment for you if you are unsophisticated with respect to transactions involving an index or formula used to determine amounts payable or transactions in which foreign currencies are involved. Before investing in the notes, you should consider carefully, among other factors, the matters described below.

Structure Risks of Notes Indexed to Interest Rate, Currency or Other Indices or Formulas

    If you invest in notes indexed to one or more interest rate, currency or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. Indexation of the interest rate of a note may result in lower (or no) interest compared to a conventional fixed rate debt security issued at the same time. Indexation of the principal of a note may result in the payment of a lower amount of principal compared to the original purchase price of the note. The value of an index can fluctuate based on a number of interrelated factors, including economic, financial and political events over which we have no control. Additionally, if the formula that we specify to determine the amount of principal, and/or interest payable with respect to indexed notes contains a multiplier or leverage factor, that feature will magnify the effect of any change in the index. You should not view the historical experience of an index as an indication of its future performance.

Redemption May Adversely Affect Your Return on the Notes

    If your notes are redeemable at our option or are otherwise subject to mandatory redemption, we may, in the case of optional redemption, or must, in the case of mandatory redemption, choose to redeem your notes at times when prevailing interest rates may be relatively low. Accordingly, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

There May Be an Uncertain Trading Market for Your Notes; Many Factors Affect the Trading Value of Your Notes

    We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness may affect the trading market of your notes. These factors include:

    . the complexity and volatility of the index or formula applicable to the notes,

    . the method of calculating the principal, premium and interest in respect of the notes,

    .   the time remaining to the maturity of the notes,

    .   the outstanding amount of the notes,

    .   the redemption features of the notes,

    . the amount of other securities linked to the index or formula applicable to the notes, and

    .   the level, direction and volatility of market interest rates generally.

    In addition, because some notes were designed for specific investment objectives or strategies, these notes will have a more limited trading market and experience more price volatility. There may be a limited number of buyers for these notes. This may affect the price you receive for these notes or your ability to sell these notes at all. You should not purchase these notes unless you understand and know you can bear the related investment risks.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

    Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.

Exchange Rates and Exchange Controls May Affect the Value of Foreign Currency Notes

    If you invest in notes that are denominated and/or payable in a currency other than U.S. dollars, there will be significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars, including the possibility of material changes in the exchange rate between U.S. dollars and your payment currency and the imposition or modification of exchange controls by the applicable governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between such currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease in the U.S. dollar equivalent yield of your foreign currency notes, in the U.S. dollar equivalent value of the principal and any premium payable at maturity or earlier redemption of your foreign currency notes and, generally, in the U.S. dollar equivalent market value of your foreign currency notes.

    Governmental exchange controls could affect exchange rates and the availability of your payment currency on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date because of circumstances beyond our control. In such cases, we will be allowed to satisfy our obligations in respect of your foreign currency notes in U.S. dollars.

    You should consult your financial and legal advisors about the risks associated with foreign currency notes. You should not purchase such notes if you are unsophisticated with regard to foreign currency transactions.

Exchange Rates May Affect the Value of a Judgment of a U.S. Court Involving Foreign Currency Notes

    The indenture and the notes, including foreign currency notes, except to the extent that we specify otherwise in a pricing supplement, will be governed by, and construed in accordance with, the laws of the State of New York. As a holder of notes, you may bring an action based upon an obligation payable in a currency other than U.S. dollars in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether in granting such a judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the dollar amount of the judgment is calculated and the time U.S. dollars were paid to the holders.

                           DESCRIPTION OF THE NOTES

    The notes will be issued as a new series of debt securities under a senior indenture, dated as of November 15, 1992 (the "indenture"), between Colgate and The Bank of New York, as trustee. The term "senior debt securities," as used in this prospectus supplement, refers to all securities issued and issuable from time to time under the indenture and includes the notes. The senior debt securities and the indenture are more fully described in the accompanying prospectus. The following summary of the material provisions of the notes and of the indenture is not complete and is qualified in its entirety by reference to the indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The following description of notes will apply unless otherwise specified in the applicable pricing supplement.

Terms of the Notes

    All senior debt securities, including the notes, issued and to be issued under the indenture will be unsecured general obligations of Colgate and will rank equally with all the other unsecured and unsubordinated indebtedness of Colgate from time to time outstanding.

    The indenture does not limit the aggregate principal amount of senior debt securities which we may issue. We may issue our senior debt securities from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time as we may authorize for each series. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other senior debt securities under the indenture in addition to the $1,400,000,000 aggregate principal amount of notes offered by this prospectus supplement. As of September 30, 2001, we had $1.68 billion aggregate principal amount of senior debt securities issued and outstanding.

    The notes will be offered on a continuing basis and will mature on a day one year or more from the date of issue, as selected by the purchaser and agreed to by us. Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Some notes may not bear interest. Notes may be issued at significant discounts from their principal amount payable at maturity, which will be either the stated maturity date or any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at our option, repayment at the option of the holder or otherwise. The stated maturity date or such prior date, as the case may be, is referred to as the "Maturity Date" with respect to the principal, and premium, if any, repayable on that date. For further information regarding such discount notes, see "--Original Issue Discount Notes" and "Certain United States Federal Income Tax Considerations--U.S. Holders--Original Issue Discount".

    Unless otherwise indicated in a note and in the applicable pricing supplement, the notes will be denominated in United States dollars and we will make payments of principal of, and premium, if any, and interest on, the notes in United States dollars. For further information regarding foreign currency notes, see "Risk Factors" and "Special Provisions Relating to Foreign Currency Notes".

    Each note will be issued in fully registered book-entry form or certificated form, without coupons, in denominations of $1,000 and integral multiples of $1,000, unless otherwise specified in the applicable pricing supplement. Notes in book-entry form may be transferred or exchanged only through a participating member of The Depository Trust Company, also known as DTC, or any other depository as is identified in the applicable pricing supplement. See "--Book-Entry Notes". Registration of transfer of notes in certificated form will be made at the corporate trust office of the trustee. There will be no service charge for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange, other than exchanges pursuant to the indenture not involving any transfer.

    The pricing supplement relating to a note will describe the following terms:

    . whether the note will bear interest at a fixed rate or at a floating rate, or will not bear any interest;

    . the price (expressed as a percentage of the aggregate principal amount) at which the note will be issued;

    .   the date on which the note will be issued;

    .   the date on which the note will mature;

    . if the note is a fixed rate note, the rate per annum at which the note will bear interest and the interest payment dates;

    . if the note is a floating rate note, the terms relating to the determination and payment of the variable interest rate and the interest payment dates;

    . if the note may be redeemed at our option, or repaid at the option of the holder, prior to the stated maturity, a description of the provisions relating to the redemption or repayment;

    . any sinking fund or other mandatory redemption provisions applicable to the note;

    . if the note will be issued as a certificated note, a statement to that effect;

    . any other terms of the note not inconsistent with the provisions of the indenture;

    . the identity of any additional agent through or to whom the note is being sold; and

    . the amount of discounts or commissions to be paid to an agent if different from those specifically set forth in the distribution agreement which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

    The interest rates we offer with respect to the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. We may change interest rates or formulas and other terms of the notes from time to time, but no change will affect any note already issued or as to which we have accepted an offer to purchase. We may offer notes with similar variable terms other than interest rates concurrently at any time. We may also concurrently offer notes having different variable terms to different investors.

Payment of Principal, Premium and Interest

    We will make payments of principal of, and premium and interest, if any, on notes in book-entry form through the trustee to the depository or its nominee. See "--Book-Entry Notes".

    In the case of notes in certificated form, we will make payment of principal and premium, if any, at the maturity of each note in immediately available funds upon presentation and surrender of the note and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below, at the corporate trust office of the trustee in the Borough of Manhattan, The City of New York, or at any other place as we may designate. Payment of interest, if any, due at maturity will be made to the person to whom payment of the principal and premium, if any, of the note in certificated form will be made. Payment of interest, if any, due on notes in certificated form other than at maturity will be made at the corporate trust office of the trustee or, at our option by check mailed to the address of the person entitled to receive payment as the address shall appear in the security register. Notwithstanding the immediately preceding sentence, a holder of $10,000,000 or more in aggregate principal amount of notes in certificated form, whether having identical or different terms and provisions, having the same interest payment dates will, at our option, be entitled to receive interest payments, other than at maturity, if any, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to the applicable interest payment date. Any wire instructions received by the trustee shall remain in effect until revoked by the holder.

Redemption at the Option of Colgate

    Unless otherwise provided in the applicable pricing supplement, the notes will not be subject to any sinking fund. We may redeem the notes at our option prior to their stated maturity only if an initial redemption date is specified in the applicable notes and in the applicable pricing supplement. If so indicated in the applicable pricing supplement, on and after the initial redemption date, we may redeem the related note at any time in whole or from time to time in part at our option at the applicable redemption price referred to below together with interest on the principal of the applicable note payable to the redemption date. Unless otherwise specified in the applicable pricing supplement, we must provide notice of a redemption not more than 60 nor less than 30 days before the redemption date. We will redeem the notes in increments of $1,000, provided that any remaining principal amount will be an authorized denomination of the applicable note. Unless otherwise specified in the applicable pricing supplement, the redemption price with respect to a note will initially mean a percentage (i.e. the initial redemption percentage), of the principal amount of the note to be redeemed specified in the applicable pricing supplement and shall decline at each anniversary of the initial redemption date by a percentage specified in the applicable pricing supplement (i.e. the annual redemption percentage reduction) of the principal amount to be redeemed until the redemption price is 100% of the principal amount.

Repayment at the Option of the Holder

    If so indicated in the applicable pricing supplement, we will repay the notes in whole or in part at the option of the holders of the notes on any optional repayment date specified in the applicable pricing supplement. If no optional repayment date is indicated with respect to a note, it will not be repayable at the option of the holder before its stated maturity date. Any repayment in part will be in an amount equal to $1,000 or integral multiples of $1,000, provided that any remaining principal amount will be an authorized denomination of the applicable note. The repurchase price for any note so repurchased will be 100% of the principal amount to be repaid, together with any unpaid interest on the principal of the applicable note payable to the date of repayment. For any note to be repaid, the trustee must receive, at its office maintained for such purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee, not more than 60 nor less than 30 days before the optional repayment date:

    . in the case of a note in certificated form, the note and the form entitled "Option to Elect Repayment" duly completed, or

    . in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner of the global security representing the notes to the depository and forwarded by the depository.

    Any notice of election from a holder to exercise the repayment option must be received by the trustee by 5:00 p.m., New York City time, on the last day for giving such notice. Exercise of the repayment option by the holder of a note will be irrevocable.

    Only the depository may exercise the repayment option in respect of global securities representing notes in book-entry form. Accordingly, beneficial owners that desire to have all or any portion of their notes in book-entry form represented by global securities repaid must instruct the participant through which they own their interest to direct the depository to exercise the repayment option on their behalf by forwarding the repayment instructions to the trustee as discussed above. In order to ensure that the instructions are received by the trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of notes in book-entry form should consult the participants through which they own their interest for the respective deadlines. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global security or securities representing the related notes in book-entry form, on the depository's records, to the trustee. See "--Book-Entry Notes".

    If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment at the option of the holder.

    We may at any time purchase notes at any price or prices in the open market or otherwise. Notes that we purchase may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Interest and Interest Rates

    Unless otherwise specified in an applicable pricing supplement, each interest-bearing note will bear interest from the date of issue at the rate per annum or, in the case of a floating rate note, pursuant to the interest rate formula, stated in the applicable note and in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest payments on fixed rate notes and floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or made available for payment or from and including the date of issue, if no interest has been paid or made available for payment with respect to the note, to, but excluding, the related interest payment date or Maturity Date, as the case may be.

    We will pay interest in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable and on the Maturity Date. We will pay interest to the persons in whose names the notes are registered as of the regular record date. However, interest that we pay on the Maturity Date, if any, will be payable to the persons to whom the principal will be payable. If any note is originally issued between a regular record date and the related interest payment date, we will make the first payment of interest on that note on the interest payment date immediately following the next succeeding regular record date to the registered holder on that next succeeding regular record date. The regular record date will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related interest payment date.

    "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to non-United States dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the specified currency or, if the specified currency is euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; provided, further, that, with respect to floating rate notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Banking Day, as defined below, and that, with respect to floating rate notes as to which EURIBOR is an applicable Interest Rate Basis, the day is also a day on which the TARGET System is open.

    "London Banking Day" means a day on which commercial banks are open for business, including dealings in the Designated LIBOR Currency, as defined below under "--Floating Rate Notes--LIBOR", in London.

    "Principal Financial Center" means, unless otherwise specified in the applicable pricing supplement,

       (1) the capital city of the country issuing the specified currency, or

       (2) the capital city of the country to which the Designated LIBOR Currency relates,

except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" will be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan, London (solely in the case of the Designated LIBOR Currency), Johannesburg and Zurich, respectively.

Fixed Rate Notes

    Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months, and will be payable semiannually on June 1 and December 1 of each year and on the Maturity Date.

    If any interest payment date or the Maturity Date of a fixed rate note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

Floating Rate Notes

    Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be one or more of the following:

    .   the CD Rate,

    .   the CMT Rate,

    .   the Commercial Paper Rate,

    .   the Eleventh District Cost of Funds Rate,

    .   the Federal Funds Rate,

    .   LIBOR,

    .   EURIBOR,

    .   the Prime Rate,

    .   the Treasury Rate or

    . any other Interest Rate Basis or interest rate formula that is specified in the applicable pricing supplement.

    Terms. Each applicable pricing supplement will specify the terms of the floating rate note being delivered, including the following:

    .   whether the floating rate note is

       .   a "Regular Floating Rate Note",

       .   a "Floating Rate/Fixed Rate Note", or

       .   an "Inverse Floating Rate Note",

    .   the Interest Rate Basis or Bases,

    .   the Initial Interest Rate,

    .   the Interest Reset Dates,

    .   the Interest Payment Dates,

    . the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (the "Index Maturity"),

    .   the Maximum Interest Rate and Minimum Interest Rate, if any,

    . the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the "Spread"),

    . the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the "Spread Multiplier"),

    . if one or more of the specified Interest Rate Bases is LIBOR, the Designated LIBOR Currency and the Designated LIBOR Page, and

    . if one or more of the specified Interest Rate Bases is the CMT Rate, the CMT Telerate Page and the weekly average or the monthly average.

    The interest rate borne by the floating rate notes will be determined as follows:

    Regular Floating Rate Notes. Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an Addendum attached or as having "other provisions" apply relating to a different interest rate formula, it will be a "Regular Floating Rate Note" and, except as described below or in the applicable pricing supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or
Bases:

    .   plus or minus the applicable Spread, if any, and/or

    .   multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, as defined below, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

    Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a "Floating Rate/Fixed Rate Note", it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

    .   plus or minus the applicable Spread, if any, and/or

    .   multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on the applicable Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that:

    . the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, and

    . the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to maturity will be the Fixed Interest Rate specified in the applicable pricing supplement, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

    Inverse Floating Rate Notes. If a floating rate note is designated as an "Inverse Floating Rate Note", except as described below, it will bear interest equal to the Fixed Interest Rate specified in the applicable pricing supplement minus the rate determined by reference to the applicable Interest Rate Basis or
Bases:

    .   plus or minus the applicable Spread, if any, and/or

    .   multiplied by the applicable Spread Multiplier, if any;

provided, however, that the interest rate on the applicable Inverse Floating Rate Note will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on the applicable Inverse Floating Rate
Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

    Each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable pricing supplement, the interest rate in effect on each day will be:

    . if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding the applicable Interest Reset Date, or

    . if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified in the applicable pricing supplement.

    Interest Reset Dates. The applicable pricing supplement will specify the dates on which the interest rate on the related floating rate note will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable pricing supplement, the Interest Reset Dates will be, in the case of floating rate notes which reset:

    .   daily--each Business Day;

    . weekly--the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below;

    . monthly--the third Wednesday of each month, with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

    . quarterly--the third Wednesday of March, June, September and December of each year;

    . semiannually--the third Wednesday of the two months specified in the applicable pricing supplement; and

    . annually--the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue.

    If any Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR or EURIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, then the Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a floating rate note for which the Treasury Rate is an applicable Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

    Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

    . a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a "Maximum Interest Rate"), and

    . a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a "Minimum Interest Rate").

    The indenture is, and any notes issued under the indenture will be, governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While we believe that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. We suggest that prospective investors consult their personal advisors with respect to the applicability of these laws. We have agreed for the benefit of the beneficial owners of the notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates or interest against a beneficial owner of the notes.

    Interest Payments. Each applicable pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the applicable floating rate note until the principal of the applicable note is paid or otherwise made available for payment. Except as provided below or in the applicable pricing supplement, the interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

    . daily, weekly or monthly--the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

    . quarterly--the third Wednesday of March, June, September and December of each year;

    . semiannually--the third Wednesday of the two months of each year specified in the applicable pricing supplement;

    . annually--the third Wednesday of the month of each year specified in the applicable pricing supplement; and

    .   the Maturity Date.

    If any interest payment date for any floating rate note, other than an interest payment date on the Maturity Date, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding day that is a Business Day except that in the case of a floating rate note as to which LIBOR or EURIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, the applicable interest payment date will be the immediately preceding Business Day. If the Maturity Date of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date to the date of that payment on the next succeeding Business Day.

    All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent with one half cent being rounded upward.

    With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

    . In the case of notes for which the Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, EURIBOR or the Prime Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

    . In the case of notes for which the Interest Rate Basis is the CMT Rate or the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

    . The interest factor for floating rate notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

    Interest Determination Dates. The interest rate applicable to each interest reset period commencing on the related Interest Reset Date will be the rate determined as of the applicable "Interest Determination Date" and calculated on or prior to the calculation date, as defined below.

    . The Interest Determination Date with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate and EURIBOR will be the second Business Day preceding each Interest Reset Date for the related note.

    . The Interest Determination Date with respect to the Federal Funds Rate and the Prime Rate will be the first Business Day preceding each Interest Reset Date for the related note.

    . The Interest Determination Date with respect to LIBOR will be the second London Banking Day preceding each Interest Reset Date.

    . The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below under "--Eleventh District Cost of Funds Rate".

    . The Interest Determination Date with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below under "--Treasury Rate", are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that Monday is a legal holiday, in which case the auction is normally held on the immediately following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be such preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following the auction.

    . The Interest Determination Date pertaining to a floating rate note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for the applicable floating rate note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined as of the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

    Calculation Date. Unless otherwise provided in the applicable pricing supplement, The Bank of New York will be the calculation agent. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the calculation date, if applicable, pertaining to any Interest Determination Date will be the earlier of:

    . the tenth calendar day after the applicable Interest Determination Date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day or

    . the Business Day preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

    CD Rate. CD Rate Notes will bear interest at the rates, calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CD Rate Notes and in the applicable pricing supplement.

    "CD Rate" means:

       (1) the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the heading "CDs (secondary market)", or

       (2) if the rate referred to in clause (1) above is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

       (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include an agent or its affiliates) selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time, or

       (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3) above, the CD Rate in effect on the applicable Interest Determination Date.

    "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

    "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

    CMT Rate. CMT Rate Notes will bear interest at the rates, calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CMT Rate Notes and in any applicable pricing supplement.

    "CMT Rate" means:

       (1) if CMT Telerate Page 7051 is specified in the applicable pricing supplement:

           (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service), on page 7051 or any other page as may replace page 7051 on that service ("Telerate Page 7051"), for the applicable Interest Determination Date, or

           (b) if the rate referred to in clause (a) does not appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement and for the applicable Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities", or

           (c) if the rate referred to in clause (b) does not appear in H.15(519), the rate on the applicable Interest Determination Date for the period of the Index Maturity specified in the applicable pricing supplement as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

           (d) if the rate referred to in clause (c) is not published, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three leading primary United States government securities dealers in The City of New York, which may include the agents or their affiliates (each, a "Reference Dealer"), selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity no more than 1 year shorter than the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

           (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

           (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

           (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

           (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the applicable Interest Determination Date.

       (2) if CMT Telerate Page 7052 is specified in the applicable pricing supplement:

           (a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc., or any successor service, on page 7052 or any other page as may replace that specified page on that service ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or

           (b) if the rate referred to in clause (a) does not appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement and for the week or month, as applicable, preceding the applicable Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

           (c) if the rate referred to in clause (b) does not appear in H.15(519), the one-week or one-month, as specified, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or

           (d) if the Federal Reserve Bank of New York does not publish the rate referred to in clause (c), the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity no more than 1 year shorter than the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

           (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

           (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at the time, or

           (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

           (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the applicable Interest Determination Date.

    If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the Index Maturity specified in the applicable pricing supplement, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

    Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the rates, calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Commercial Paper Rate Notes and in the applicable pricing supplement.

    "Commercial Paper Rate" means:

       (1) the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption "Commercial Paper-Nonfinancial", or

       (2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the applicable Interest Determination Date for commercial paper having the Index Maturity specified in the applicable pricing supplement published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial", or

       (3) if the rate is referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include an agent and its affiliates, selected by the calculation agent for commercial paper having the Index Maturity specified in the applicable pricing supplement placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, or

       (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the applicable Interest Determination Date.

    "Money Market Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                    Money Market Yield =     Dx360     x 100
                                           ---------
                                           360-(DxM)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable interest reset period.

    Eleventh District Cost of Funds Rate. Eleventh District Cost of Funds Rate Notes will bear interest at the rates, calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Eleventh District Cost of Funds Rate Notes and in any applicable pricing supplement.

    "Eleventh District Cost of Funds Rate" means:

       (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the applicable Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. or any successor service on page 7058 or any other page as may replace that specified page on that service ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on the applicable Interest Determination Date, or

       (2) if the rate referred to in clause (1) does not appear on Telerate Page 7058 on the related Interest Determination Date, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date, or

       (3) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or before the applicable Interest Determination Date for the calendar month immediately preceding the applicable Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the applicable Interest Determination Date.

    Federal Funds Rate. Federal Funds Rate Notes will bear interest at the rates, calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Federal Funds Rate Notes and in any applicable pricing supplement.

    "Federal Funds Rate" means:

       (1) the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as displayed on Bridge Telerate, Inc., or any successor service, on page 120 or any other page as may replace that specified page on that service ("Telerate Page 120"), or

       (2) if the rate referred to in clause (1) does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for United States dollar federal funds published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

       (3) if the rate referred to in clause (2) does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include an agent or its affiliates, selected by the calculation agent before 9:00 A.M., New York City time, on the applicable Interest Determination Date, or

       (4) if the brokers selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the applicable Interest Determination Date.

    LIBOR. LIBOR Notes will bear interest at the rates, calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified in the applicable LIBOR Notes and in any applicable pricing supplement.

    "LIBOR" means:

       (1) if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on the applicable Interest Determination Date, or

       (2) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, that appear on the Designated LIBOR Page specified in the applicable pricing supplement as of 11:00 A.M., London time, on the applicable Interest Determination Date; provided, that if the Designated LIBOR Page by its terms provides only for a single rate, then the single rate will be used, or

       (3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Interest Determination Date on the Designated LIBOR Page as specified in clauses (1) and (2), respectively, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agents, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in that market at that time, or

       (4) if fewer than two quotations referred to in clause (3) are so provided, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., London time, in the applicable Principal Financial Center on the applicable Interest Determination Date by three major banks, which may include affiliates of the agents, in such Principal Financial Center selected by the calculation agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity designated in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in that market at that time, or

       (5) if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the applicable Interest Determination Date.

    "Designated LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated or, if no such currency is specified in the applicable pricing supplement, United States dollars.

    "Designated LIBOR Page" means either:

    . if "LIBOR Telerate" is designated in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the page specified in such pricing supplement or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or

    . if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service or any successor service on the page specified in the applicable pricing supplement or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

    EURIBOR. EURIBOR Notes will bear interest at the rates, calculated with reference to the European Interbank Offered Rate for deposits in euros, or "EURIBOR", and the Spread and/or Spread Multiplier, if any, specified in the applicable EURIBOR Notes and in any applicable pricing supplement.

    "EURIBOR" means:

       (1) the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI--The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, as that rate appears on Bridge Telerate, Inc., or any successor service, on page 248 or any other page as may replace that specified page on that service ("Telerate Page 248") as of 11:00 A.M., Brussels time, on the applicable Interest Determination Date, or

       (2) if the rate referred to in clause (1) does not appear on Telerate Page 248, or is not so published by 11:00 A.M., Brussels time, on the applicable Interest Determination Date, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal Euro-zone (as defined below) offices of four major banks in the Euro-zone interbank market, which may include affiliates of the agent, to provide the calculation agent with its offered quotation for deposits in euros for the period of the Index Maturity designated in the applicable pricing supplement, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the applicable Interest Determination Date and in a principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euro in that market at that time, or

       (3) if fewer than two quotations referred to in clause (2) are so provided, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such Interest Determination Date by four major banks in the Euro-zone for loans in euro to leading European banks, having the Index Maturity designated in the applicable pricing supplement, commencing on the applicable Interest Reset Date and in a principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euros in that market at that time, or

       (4) if the banks so selected by the calculation agent are not quoting as mentioned in clause (3), EURIBOR in effect on the applicable Interest Determination Date.

    "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.

    Prime Rate. Prime Rate Notes will bear interest at the rates, calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Prime Rate Notes and any applicable pricing supplement.

    "Prime Rate" means:

       (1) the rate on the applicable Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan", or

       (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan", or

       (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

       (4) if fewer than four rates described in clause (3) are so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the agents, in The City of New York selected by the calculation agent, or

       (5) if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the applicable Interest Determination Date.

    "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service or any successor service on the "US PRIME 1" page or other page as may replace the US PRIME 1 Page on such service, for the purpose of displaying prime rates or base lending rates of major United States banks.

    Treasury Rate. Treasury Rate Notes will bear interest at the rates, calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Treasury Rate Notes and in any applicable pricing supplement.

    "Treasury Rate" means:

       (1) the rate from the auction held on the applicable Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any successor service, on page 56 or any other page as may replace that specified page on that service ("Telerate Page 56") or page 57 or any other page as may replace that specified page on that service ("Telerate Page 57"), or

       (2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

       (3) if the rate described in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

       (4) in the event that the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

       (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

       (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include an agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

       (7) if the dealers selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the applicable Interest Determination Date.

    "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                  Bond Equivalent Yield =      DxN      x 100
                                            ---------
                                            360-(DxM)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Other Provisions; Addenda

    Any provisions with respect to an issue of notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matters relating to the applicable notes may be modified or supplemented by the terms as specified under "Other/Additional Provisions" on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.

Original Issue Discount Notes

    We may from time to time offer notes at a price less than their redemption price at maturity, resulting in the applicable notes being treated as if they were issued with original issue discount for Federal income tax purposes ("Discount Notes"). Discount Notes may pay no interest currently or may bear interest at a rate which at the time of issuance is below market rates. Additional considerations relating to any Discount Notes will be described in the applicable pricing supplement. For further information regarding the Federal income tax implications for U.S. Holders of Discount Notes, see "Certain United States Federal Income Tax Considerations--U.S. Holders--Original Issue Discount".

Amortizing Notes

    We may from time to time offer notes ("Amortizing Notes"), with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable pricing supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable note and the applicable pricing supplement.

Linked Notes

    We may from time to time offer notes ("Linked Notes") the principal value of which at maturity will be determined by reference to:

       (a) one or more equity or debt securities, including, but not limited to, the price or yield of such securities,

       (b) any statistical measure of economic or financial performance, including, but not limited to, any currency, consumer price or mortgage index, or

       (c) the price or value of any commodity or any other item or index or any combination thereof,

(collectively, the "Linked Securities"). The payment or delivery of any consideration on any Linked Note at maturity will be determined by the decrease or increase, as applicable, in the price or value of the applicable Linked Securities. The terms of and any additional considerations, including any material tax consequences, relating to any Linked Notes will be described in the applicable pricing supplement.

Book-Entry Notes

  Description of the Global Securities

    Upon issuance, all notes in book-entry form having the same date of issue, interest rate or formula, maturity and redemption and/or repayment provisions, if any, and otherwise having identical terms and provisions will be represented by one or more fully registered global notes (the "Global Notes"). Each Global Note will be deposited with, or on behalf of, The Depository Trust Company as depository registered in the name of the depository or a nominee of the depository. Unless and until it is exchanged in whole or in part for notes in certificated form, no Global Note may be transferred except as a whole by (1) the depository to a nominee of the depository, (2) by a nominee of the depository to the depository or to another nominee of the depository or (3) by the depository or any of its nominees to a successor of the depository or a nominee of the successor.

  DTC Procedures

    The following is based on information furnished by the depository:

    DTC will act as securities depository for the notes in book-entry form. The notes in book-entry form will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One fully registered Global Note will be issued for each issue of notes in book-entry form, each in the aggregate principal amount of the issue, and will be deposited with the depository. If, however, the aggregate principal amount of any issue exceeds $400,000,000, one Global Note will be issued with respect to each $400,000,000 of principal amount and an additional Global Note will be issued with respect to any remaining principal amount of the issue.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating members, referred to as participants, deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies, referred to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

    Purchasers of notes in book-entry form under DTC's system must be made by or through direct participants, which will receive a credit for those notes in book-entry form on DTC's records. The ownership interest of each actual purchaser of each note in book-entry form represented by a Global Note is, in turn, to be recorded on the records of direct participants and indirect participants. Beneficial owners in book-entry form will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Note representing notes in book-entry form are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a Global Note representing notes in book-entry form will not receive notes in certificated form representing their ownership interests therein, except in the event that use of the book-entry system for such notes is discontinued.

    To facilitate subsequent transfers, all Global Notes representing notes in book-entry form which are deposited with, or on behalf of, DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Global Notes with, or on behalf of, the depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Global Notes representing the notes in book-entry form; DTC's records reflect only the identity of the direct participants to whose accounts such notes in book-entry form are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede & Co. will consent or vote with respect to the Global Notes representing the notes in book-entry form. Under its usual procedures, DTC mails an omnibus proxy to Colgate as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the notes in book-entry form are credited on the applicable record date.

    We will make principal, premium, if any, and/or interest, if any, payments on the Global Notes representing the notes in book-entry form in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on its records unless the depository has reason to believe that it will not receive payment on the applicable payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the applicable participant and not of DTC, the trustee or Colgate, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of Colgate and the trustee, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

    If applicable, redemption notices shall be sent to Cede & Co. If less than all of the notes in book-entry form of like tenor and terms are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

    A beneficial owner will give notice of any option to elect to have its notes in book-entry form repaid by Colgate, through its participant, to the trustee, and will effect delivery of the applicable notes in book-entry form by causing the direct participant to transfer the participant's interest in the Global Note representing notes in book-entry form, on DTC's records, to the trustee.

    DTC may discontinue providing its services as securities depository with respect to the notes in book-entry form at any time by giving reasonable notice to Colgate or the trustee. In the event that a successor securities depository is not obtained, notes in certificated form are required to be printed and delivered.

    We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, notes in certificated form will be printed and delivered.

    The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

    So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the indenture. Except as provided below, beneficial owners of a Global Note will not be entitled to have the notes represented by a Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC or any successor depository and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.

  Exchange for Notes in Certificated Form

    If:

       (a) DTC is at any time unwilling or unable to continue as depository and we do not appoint a successor depository within 60 days,

       (b) We execute and deliver to the trustee a company order to the effect that the Global Notes shall be exchangeable, or

       (c) a default or an event of default has occurred and is continuing with respect to the notes,

the Global Note or Global Notes will be exchangeable for notes in certificated form of like tenor and terms and of an equal aggregate principal amount. The certificated notes will be registered in the name or names as DTC instructs the trustee. It is expected that instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in Global Notes.

    The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of the information.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

    Unless we indicate otherwise in the applicable pricing supplement, we will denominate the notes in U.S. dollars, we will make payments of principal, premium, if any and interest on the notes in U.S. dollars and you must pay the purchase price of the notes in U.S. dollars in immediately available funds. If any of the notes ("foreign currency notes") are to be denominated or payable in a currency or basket of currencies other than U.S. dollars (a "specified currency"), the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of notes set forth in the accompanying prospectus and elsewhere in this prospectus supplement.

    A pricing supplement with respect to any foreign currency note (which may include information with respect to applicable current foreign exchange controls), is a part of this prospectus supplement and the accompanying prospectus. Any information we provide you concerning exchange rates is provided as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currencies

    We may offer foreign currency notes denominated and/or payable in a specified currency or specified currencies. Unless we indicate otherwise in the applicable pricing supplement, you are required to pay for foreign currency notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, at your request on or prior to the third Business Day preceding the date of delivery of the foreign currency notes, or by such other day as determined by the agent who presents the offer to purchase foreign currency notes to us, that agent may be prepared to arrange for the conversion of U.S. dollars into the applicable specified currency set forth in the applicable pricing supplement to enable the purchasers to pay for the foreign currency notes. Each such conversion will be made by the agent or agents on the terms and subject to the conditions, limitations and charges as the agent may from time to time establish in accordance with their regular foreign exchange practices. If you purchase foreign currency notes you will pay all costs of exchange.

    The applicable pricing supplement will set forth information about the specified currency in which a particular foreign currency note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of that basket and a description of provisions for payment in the event that currency basket is no longer used for the purposes for which it was established.

Payment of Principal, Premium and Interest

    We will pay the principal of, premium, if any and/or interest on foreign currency notes in the specified currency. Currently, banks do not generally offer non-U.S. dollar denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, if you are a holder of foreign currency notes you will be paid in U.S. dollars converted from the specified currency unless you elect to be paid in the specified currency or unless the applicable pricing supplement provides otherwise.

    We will base U.S. dollar amounts that we owe to holders of foreign currency notes on the highest bid quotation received by the exchange rate agent specified in the applicable pricing supplement in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date. The exchange rate agent will obtain that highest quote by asking three recognized foreign exchange dealers approved by us (one of whom may be the exchange rate agent) for their bid quotations for the purchase of the specified currency in exchange for U.S. dollars for settlement on the relevant payment date, in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive U.S. dollar payments, and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, we will make payments in the specified currency. All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments.

    Unless we indicate otherwise in the applicable pricing supplement, as a holder of foreign currency notes you may elect to receive payment of the principal of, premium, if any and/or interest on the foreign currency notes in the specified currency by transmitting a written request for such payment to the corporate trust office of the trustee in The City of New York on or prior to the regular record date or at least fifteen calendar days prior to the Maturity Date, as the case may be. You may make this request in writing (mailed or hand delivered) or sent by facsimile transmission. As a holder of a foreign currency note you may elect to receive payment in the specified currency for all payments of principal, premium, if any and/or interest and need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the trustee, but written notice of any such revocation must be received by the trustee on or prior to the regular record date or at least fifteen calendar days prior to the Maturity Date, as the case may be. If your foreign currency notes are held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in the specified currency.

    If a note is represented by a Global Note, DTC or its nominee will be the holder of the note and will be entitled to all payments on the note. Although DTC can hold notes denominated in foreign currencies, all payments to DTC will be made in U.S. dollars. Accordingly, a beneficial owner of the related Global Note who elects to receive payments of principal, premium, if any, and/or interest in the specified currency must notify the participant through which it owns its interest on or prior to the applicable regular record date, in the case of a payment of interest, or at least fifteen calendar days prior to the Maturity Date, in the case of a payment of principal and/or premium, of that beneficial owner's election. The participant must notify DTC of that election on or prior to the third Business Day after the regular record date or at least twelve calendar days prior to the Maturity Date, as the case may be. DTC will notify the trustee of the election on or prior to the fifth Business Day after the regular record date or at least ten calendar days prior to the Maturity Date, as the case may be. If the participant receives complete instructions from the beneficial owner and those instructions are forwarded by the participant to DTC, and by DTC to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. For more information about Global Notes, see "Description of the Notes-Book-Entry Notes".

    We will pay principal, any premium and/or interest on foreign currency notes to be paid in U.S. dollars in the manner specified in the accompanying prospectus and this prospectus supplement with respect to notes denominated in U.S. dollars. See "Description of the Notes--Payment of Principal, Premium and Interest". We will pay interest on foreign currency notes in the specified currency by check mailed on the relevant interest payment date to the persons entitled thereto as their addresses shall appear in the security register or, at our option by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of foreign currency notes, together with any premium and any interest accrued and unpaid thereon, due at maturity will be paid in immediately available funds upon surrender of the notes at the corporate trust office of the trustee in The City of New York or, at our option, by wire transfer to that bank account.

Payment Currency

    If a specified currency is not available for the payment of principal, premium or interest with respect to a foreign currency note due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of foreign currency notes by making that payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the "Market Exchange Rate") as computed by the exchange rate agent on the basis of the most recently available Market Exchange Rate on or before the date that payment is due, or as otherwise indicated in an applicable pricing supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the indenture with respect to the notes.

    All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

    As indicated above, if you invest in foreign currency notes or currency indexed notes your investment will be subject to substantial risks, the extent and nature of which change continuously. As with any investment that you make in a security, you should consult your own financial and legal advisors as to the risks entailed in an investment in foreign currency notes or currency indexed notes. Such notes are not an appropriate investment for you if you are unsophisticated with respect to foreign currency matters.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change, including changes in effective dates, or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers, except where otherwise specifically noted. Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

    As used in this prospectus supplement, the term "U.S. Holder" means a beneficial owner of a note that is for United States Federal income tax purposes:

       (1) a citizen or resident of the United States,

       (2) a corporation or a partnership (including an entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise),

       (3) an estate whose income is subject to United States Federal income tax regardless of its source,

       (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

       (5) any other person whose income or gain in respect of a note is effectively connected with the conduct of a United States trade or business.

Certain trusts not described in clause (4) above in existence on August 20, 1996 that elect to be treated as a United States person will also be a U.S. Holder for purposes of the following discussion. As used herein, the term "non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

U.S. Holders

    Payments of Interest. Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

    Original Issue Discount. The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount, i.e., Discount Notes. The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service (the "IRS") on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Internal Revenue Code of 1986, as amended (the "Code").

    For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of the note). The issue price of each note of an issue of notes equals the first price at which a substantial amount of the notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on the note or any "true" discount on the note (i.e., the excess of the note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the note would be treated as original issue discount rather than qualified stated interest.

    Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of the U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to the Discount Note for each day during the taxable year (or portion of the taxable year) on which the U.S. Holder held the Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between:

    . the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and

    . the amount of any qualified stated interest payments allocable to such accrual period.

The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

    A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium". Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount
Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

    Under the OID Regulations, floating rate notes and indexed notes (referred to herein as "Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if:

    . its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and

    . it provides for stated interest, paid or compounded at least annually, at current values of:

       .   one or more qualified floating rates,
       .   a single fixed rate and one or more qualified floating rates,

       .   a single objective rate, or
       . a single fixed rate and a single objective rate that is a qualified inverse floating rate.

    A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

    If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, and if the interest on a Variable Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Variable Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Variable Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to:

       (1) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or

       (2) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note.

The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

    In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

    Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. In each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

    If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. On June 11, 1996, the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable pricing supplement.

Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of notes will be discussed in the applicable pricing supplement.

    Colgate may issue notes which;

    . may be redeemable at the option of Colgate prior to their stated maturity (a "call option") and/or

    . may be repayable at the option of the holder prior to their stated maturity (a "put option").

Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

    U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

    Foreign-Currency Notes. The United States Federal income tax consequences of the purchase, ownership and disposition of notes providing for payments denominated in a currency other than U.S. dollars will be more fully described in the applicable pricing supplement.

    Short-Term Notes. Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

    Market Discount. If a U.S. Holder purchases a note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased the note at a "market discount", unless such market discount is less than a specified de minimis amount.

    Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:

    .   the amount of such payment or realized gain or

    . the market discount which has not previously been included in income and is treated as having accrued on the note at the time of such payment or disposition.

Market discount will be considered to accrue ratably during the period from the date of acquisition to the Maturity Date of the note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

    A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

    Premium. If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies and to all taxable debt instruments acquired on or after such date and may be revoked only with the consent of the IRS.

    Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the U.S. Holder's initial investment in the note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the note. Such gain or loss generally will be long-term capital gain or loss if the note were held for more than one year. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Non-U.S. Holders

    A non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding notes on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium, interest or original issue discount on a note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of Colgate, a controlled foreign corporation related to Colgate or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

   . is signed under penalties of perjury by the beneficial owner of the note,

   .    certifies that such owner is not a U.S. Holder, and

   .    provides the beneficial owner's name and address.

    A "Withholding Agent" is any person, U.S. or foreign, that has control, receipt or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding. Generally, the aforementioned statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of a change in circumstances that make any information on the W-8BEN incorrect and must furnish a new W-8BEN. A holder of a note which is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

    A non-U.S. Holder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

    Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or substitute form).

    Generally, a non-U.S. Holder will not be subject to United States Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, unless such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

    The notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of Colgate or, at the time of such individual's death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

    Backup withholding of United States Federal income tax may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information, such as the registered owner's taxpayer identification number, in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

    In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either:

   . the broker determines that the seller is a corporation or other exempt recipient or

   . the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met).

    Such a sale must also be reported by the broker to the IRS, unless either:

   .    the broker determines that the seller is an exempt recipient or

   . the seller certifies its non-U.S. status (and certain other conditions are met).

Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

    Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

                             PLAN OF DISTRIBUTION

    We are offering the notes for sale on a continuing basis through Deutsche Banc Alex. Brown Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. Unless otherwise specified in an applicable pricing supplement, the agents will purchase the notes, as principal, from us for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent, or, if so specified in an applicable pricing supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable pricing supplement, any note sold to an agent as principal will be purchased by the agent at a price equal to 100% of the principal amount of the note less a percentage of the principal amount equal to the commission applicable to an agency sale as described below of a note of identical maturity.

    If agreed to by Colgate and an agent, the agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount of the notes, unless otherwise specified in an applicable pricing supplement, and we will pay a commission to the agent, ranging from
 .150% to .750% of the principal amount of a note, depending upon its stated maturity or, with respect to a note for which the stated maturity is in excess of 30 years, a commission that we and the agent or agents agree to at the time of sale. In an agency sale, we will receive from 99.850% to 99.250% of the principal amount of each note, before deducting a portion of the aggregate offering expenses of approximately $750,000.

    An agent may resell notes it has purchased from us as principal to other dealers for resale to investors, and may allow any portion of the discount received in connection with those purchases from us to such dealers. After the initial public offering of notes, the public offering price, in the case of notes to be resold at a fixed public offering price, the concession and the discount allowed to dealers may be changed.

    We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject orders, in whole or in part, whether placed directly with us or through the agents. The agents will have the right, in their discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by the agents.

    Unless otherwise specified in an applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in U.S. dollars or the specified currency, as the case may be, in New York City on the date of settlement.

    No note will have an established trading market when issued. Unless specified in the applicable pricing supplement, we will not list the notes on any securities exchange. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time.

    The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the agents may be required to make in respect thereof. We have also agreed to reimburse the agents for certain expenses.

    From time to time we may issue and sell other securities described in the accompanying prospectus, and the amount of notes that we may offer and sell under this prospectus supplement may be reduced as a result of those sales.

    The agents and/or their affiliates may engage in transactions with, and perform services for us in the ordinary course of business. Reuben Mark, Chairman of the Board, Chief Executive Officer and a director of Colgate, is also a director of Citigroup Inc., an affiliate of Salomon Smith Barney Inc. Jill K. Conway, a director of Colgate, is also a member of the board of directors of Merrill Lynch & Co., Inc.

    In connection with the offering of notes purchased by an agent as principal on a fixed price basis, the agent is permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the agent creates a short position in the notes in connection with the offering, i.e., if it sells notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, then the agent may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than in the absence of these purchases.

    Neither we nor the agents are making any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the agents are making any representation that an agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

                             VALIDITY OF THE NOTES

    The validity of the notes will be passed upon for Colgate by Andrew D. Hendry, Esq., Senior Vice President, General Counsel and Secretary of Colgate and for the agents by Sidley Austin Brown & Wood LLP, New York, New York. As of September 30, 2001, Mr. Hendry held 172,805 shares of Common Stock of Colgate (either directly or held by the Savings and Investment Plan trustee), 19,002 restricted shares of Common Stock of Colgate, 368,887 options to purchase shares of Common Stock of Colgate, and 1,565 shares of Series B Convertible Preferred Stock of Colgate (held by the Savings and Investment Plan trustee).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED OCTOBER 26, 2001
PROSPECTUS

                                $1,400,000,000

                                     LOGO

                                Debt Securities

 . By this prospectus, we may offer from time       . You should read this prospectus and the
  to time up to $1,400,000,000 of our debt           prospectus supplement relating to the
  securities.                                        specific offering of securities carefully
                                                     before you invest.
 . When we offer debt securities, we will
  provide you with a prospectus supplement
  describing the terms of the specific issue of
  securities including the offering price of the
  securities.

                               -----------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -----------------

               The date of this prospectus is October   , 2001.

                             ABOUT THIS PROSPECTUS

    We will disclose information about the debt securities in this prospectus and prospectus supplements. The term "prospectus supplement" as used in this prospectus includes any pricing supplements relating to particular offerings of debt securities. The relevant prospectus supplements will provide most of the financial and other specific terms of any particular offering of debt securities, many of which are determined at the time of pricing. Because the information provided in the prospectus supplements may also add, delete or change information contained in this prospectus, you should rely on the information in the applicable prospectus supplement or supplements that is inconsistent with the information in this prospectus.

                           COLGATE-PALMOLIVE COMPANY

    Colgate-Palmolive Company, which was organized under the laws of the State of Delaware in 1923, is a leading consumer products company whose products are marketed in over 200 countries and territories throughout the world. Our principal executive offices are located at 300 Park Avenue, New York, New York 10022 (telephone (212) 310-2000).

    We manage our business in two distinct product segments: (1) Oral, Personal and Household Care, and (2) Pet Nutrition. Our Oral Care products include toothbrushes, toothpaste, mouth rinses and dental floss, and pharmaceutical products for dentists and other oral health professionals. Significant recent product launches in this segment include Colgate Fresh Confidence, Colgate Sparkling White and Colgate Total Plus Whitening toothpastes and the Colgate Actibrush battery-powered toothbrush.

    We lead many segments of the Personal Care market with several products including bar and liquid soaps, shampoos, conditioners, deodorants and antiperspirants, and shave products. Strong brands in this segment include Irish Spring, Softsoap brand liquid soap and Palmolive, which is available as a soap and, in many countries, as a shampoo and conditioner. We also manufacture and market Mennen deodorants and men's toiletries.

    We manufacture and market a wide array of products for Household Care. Major products include Palmolive and Ajax dishwashing liquids and antibacterial hand soaps and new Palmolive Spring Sensations dishwashing liquid. We also market other household names in cleaning and laundry products such as Fab, Ajax and Murphy's oil soap. In our major markets outside the U.S., our leading fabric softener brands include Suavitel in Latin America, Soupline in Europe and Softlan in Asia.

    Through our Hill's Pet Nutrition subsidiary, we sell high quality pet nutrition products for dogs and cats. Hill's markets pet foods primarily under two trademarks: Science Diet, which is sold by authorized pet supply retailers, breeders and veterinarians for every day nutritional needs, and Prescription Diet for dogs and cats with disease conditions.

    If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

                                USE OF PROCEEDS

    We intend to use the net proceeds from the sale of the debt securities for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.

                      RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                   Year Ended December 31,
                                   ------------------------
                                   1996 1997 1998 1999 2000
                                   ---- ---- ---- ---- ----
Ratio of earnings to fixed charges 4.4  4.9  5.8  6.3  7.6

    For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs and capitalized interest.

                        DESCRIPTION OF DEBT SECURITIES

General

    Colgate will offer the debt securities described in this prospectus from time to time in one or more distinct series for an aggregate initial public offering price of $1,400,000,000 or its equivalent in foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as Colgate shall designate at the time of offering.

    Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated as of November 15, 1992, as supplemented from time to time, between Colgate and The Bank of New York, as trustee. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries of material provisions of the debt securities and of the indenture are not complete and are subject to, and qualified in their entirety by reference to, the provisions of the indenture, including the definitions of terms.

    The indenture does not limit the amount of debt, secured or unsecured, which Colgate may issue. The debt securities offered by this prospectus are unsecured and rank equally with Colgate's other unsecured and unsubordinated indebtedness.

Terms of the Debt Securities

    Colgate may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. Colgate may issue debt securities upon the satisfaction of conditions, including the delivery to the trustee of a supplemental indenture, or a resolution of Colgate's Board of Directors or a committee of the Board of Directors, or a certificate of an officer of Colgate who has been authorized by the Board of Directors to take that kind of action, which fixes or establishes the terms of the debt securities being issued. Any resolution or officer's certificate approving the issuance of any issue of debt securities will include the following terms of that issue of debt securities:

    .   the aggregate principal amount;

    .   the stated maturity date;

    . the date or dates on which we will pay principal, if other than at maturity, or the method we will use to determine these dates;

    . if the amount of payments of principal (and premium, if any) or interest may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

    . whether and how the principal amount will be determined, whether by reference to an index, formula or other method;

    . the rate or rates (or manner of calculating the rate or rates) at which the debt securities will bear interest, if any, and the date or dates from which any interest will accrue;

    . the interest payment dates and regular record dates for any interest payable;

    . if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal (and premium, if any) and interest, if any, will be payable, and where the debt securities may be delivered for registration, transfer or exchange;

    . any provisions for redemption of the debt securities, the redemption price or prices and any remarketing arrangements;

    .   any mandatory redemption or sinking fund or analogous provisions;

    . whether the debt securities are denominated or payable in United States dollars or in one or more currencies or units of two or more currencies;

    . the form in which Colgate will issue the debt securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and/or to the offer, sale and delivery of the debt securities in either form;

    . whether and under what circumstances Colgate will pay additional amounts under any debt securities held by a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether Colgate has the option to redeem the affected debt securities rather than pay any such additional amounts;

    . whether the debt securities are to be issued in global form and if so, the depositary for the global securities;

    . the title of the debt securities and the series of which the debt securities are a part;

    . the minimum denominations in which any debt securities will be issuable if other than denominations of $1,000 and any integral multiple thereof;

    .   any additional covenants or events of default of Colgate; and

    . any other terms of the debt securities which are not inconsistent with the provisions of the indenture.

    Please see the applicable prospectus supplement for the terms of the specific debt securities being offered.

    Prospective purchasers of debt securities should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

    The provisions of the indenture permit Colgate, without the consent of the holders of any debt securities, to issue additional debt securities with terms different from those of debt securities previously issued and to reopen a previous series of debt securities and issue additional debt securities of that series.

    The indenture does not contain any provisions which would provide protection to holders of debt securities against a sudden and dramatic decline in credit quality resulting from a takeover, a recapitalization or other highly leveraged transaction involving Colgate.

    Colgate will pay or deliver principal and any premium, additional amounts and interest in the manner, at the places and subject to the restrictions set forth in the indenture, the debt securities and the applicable prospectus supplement. However, at its option, Colgate may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

    Holders may present debt securities for exchange, and registered debt securities for transfer or exchange, in the manner, at the places and subject to the restrictions set forth in the indenture, the debt securities and the prospectus supplement. Holders may transfer debt securities in bearer form for registered debt securities by delivering the bearer debt securities and related coupons, if any, to the office or agency of the registrar for that series of debt securities. If any series of debt securities is issued in global form, the prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any global debt security may exchange those interests for definitive debt securities of that same series and of like tenor and principal amount, in any authorized form and denomination. There will be no service charge for any transfer or exchange of debt securities, but Colgate may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange other than certain exchanges not involving any transfer.

Merger and Consolidation

    Colgate may consolidate or merge with or into any other corporation, and Colgate may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

    . the resulting corporation, if other than Colgate, is a corporation organized and existing under the laws of the United States of America or any U.S. state or the District of Columbia and assumes all of Colgate's obligations to:

        (1) pay or deliver the principal of or any premium, interest or additional amounts on the debt securities; and

        (2) perform and observe all of Colgate's other obligations under the indenture, and

    . Colgate or any successor corporation, as the case may be, is not, immediately after any such consolidation, merger or sale of assets, in default under the indenture.

Modification and Waiver

    Colgate and the trustee may modify and amend the indenture with the consent of holders of at least a majority in principal amount or aggregate issue price of each series of debt securities affected. However, the consent of each holder of any debt security affected must be obtained if the amendment or modification:

    . changes the stated maturity of the principal of, or any premium or installment of interest or additional amounts on, any debt security;

    . reduces the principal amount due and payable at maturity or upon acceleration of maturity of, or the rate of interest or additional amounts payable on, or any premium payable on redemption or otherwise on, any debt security;

    .   adversely affects any right of repayment at the option of the holders;

    . changes the place of delivery of, or currency of, the payment of principal or any premium, interest or additional amounts on any debt security or impairs the right to institute suit for the enforcement of any such payment or delivery;

    . reduces the percentage in principal amount or aggregate issue price of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the indenture; or

    . modifies the foregoing requirements or reduces the percentage to less than a majority in principal amount or aggregate issue price of outstanding debt securities necessary to waive certain past defaults by Colgate under the indenture.

    The holders of at least a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the indenture and waive compliance by Colgate with certain provisions of the indenture, except as described under "--Events of Default".

Events of Default

    Except as otherwise provided in the applicable prospectus supplement, each of the following constitutes an event of default with respect to each series of debt securities issued under the indenture:

    . default in the payment of any interest or additional amounts when due and continuing for 30 days;

    . default in the payment of any principal or premium when due and payable at maturity;

    .   default in the payment of any sinking fund payment when due;

    . default in the performance of, or breach, of any other obligation of Colgate under the indenture, or under provisions of a series of debt securities that are applicable to all series of debt securities, and continuing for 60 days after written notice of the default to Colgate as provided in the indenture;

    . specified events of bankruptcy, insolvency or reorganization of Colgate; and

    . any other event of default with respect to debt securities of that series.

    If an event of default occurs and is continuing for any series of debt securities, the trustee or the holders of at least 25% in principal amount or aggregate issue price of the outstanding debt securities of that series may declare the principal of all the debt securities of that series, or any lesser amount provided for in the debt securities of that series, due and payable immediately. At any time after such a declaration of acceleration with respect to the debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of that series by written notice may rescind any declaration of acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all other events of default have been remedied or waived.

    The holders of at least a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

    . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

    . in respect of an obligation of Colgate contained in, or a provision of, the indenture which cannot be modified under the terms of the indenture without the consent of each holder of outstanding debt securities affected.

    The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that the direction is not in conflict with any rule of law, the indenture or the debt securities of that series. The trustee must, within 90 days after a default occurs notify the holders of the applicable series of debt securities of the default, unless the default is cured or waived. The trustee may withhold notice of default, except default in payment of principal, any premium, interest or sinking fund payment, if it determines that it is in the interest of the holders to do so. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

    Unless otherwise stated in the prospectus supplement, any series of debt securities issued under the indenture will not have the benefit of any cross-default provisions with other indebtedness of Colgate.

    Colgate will be required to furnish to the trustee annually a statement as to the performance by Colgate of all of its obligations and conditions under the indenture.

Limitations Upon Liens

    The debt securities will not be secured by any mortgage, pledge or other lien. Unless a prospectus supplement with respect to a particular series of debt securities states otherwise, the covenants described below will apply to each series of debt securities.

    Colgate covenants in the indenture not to create or suffer to exist, or permit any of its Principal Domestic Subsidiaries to create or suffer to exist, any Lien on any Restricted Property, whether owned on the date of the indenture or thereafter acquired, without making effective provision (and Colgate covenants and agrees in the indenture that it will make or cause to be made effective provision) whereby the debt securities shall be directly secured by such Lien equally and ratably with (or prior to) all other indebtedness secured by such Lien as long as such other indebtedness shall be so secured; provided, however, that there shall be excluded from the foregoing restrictions:

    . Liens securing Debt not exceeding $10,000,000 which are existing on the date of the indenture on Restricted Property; and, if any property owned or leased as of the date of the indenture by Colgate or by a Principal Domestic Subsidiary at any time thereafter becomes a Principal Domestic Manufacturing Property, any Liens existing on the date of the indenture on such property securing the Debt secured or evidenced thereby on the date of the indenture;

    . Liens on Restricted Property of a Principal Domestic Subsidiary as a security for Debt of such Subsidiary to Colgate or to another Principal Domestic Subsidiary;

    . in the case of any corporation which becomes a Principal Domestic Subsidiary after the date of the indenture, Liens on Restricted Property of such Principal Domestic Subsidiary which are in existence at the time it becomes a Principal Domestic Subsidiary and which were not incurred in contemplation of it becoming a Principal Domestic Subsidiary;

    . any Lien existing prior to the time of acquisition of any Principal Domestic Manufacturing Property acquired by Colgate or a Principal Domestic Subsidiary after the date of the indenture through purchase, merger, consolidation or otherwise;

    . any Lien on any Principal Domestic Manufacturing Property (other than a Major Domestic Manufacturing Property) acquired or constructed by Colgate or a Principal Domestic Subsidiary after the date of the indenture which is placed on such Property at the time of or within 180 days after the acquisition thereof or prior to, at the time of or within 180 days after completion of construction thereof to secure all or a portion of the price of such acquisition or construction or funds borrowed to pay all or a portion of the price of such acquisition or construction;

    . extensions, renewals or replacements of any Lien referred to in the first, third, fourth or fifth bullet points above to the extent that the principal amount of the Debt secured or evidenced thereby is not increased, provided that the Lien is not extended to any other Restricted Property;


    . Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, vendors' and landlords' liens, and liens arising out of judgments or awards against Colgate or any Principal Domestic Subsidiary with respect to which Colgate or such Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

    . Liens securing the payment of taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to which Colgate or a Principal Domestic Subsidiary, as the case may be, to the extent required by generally accepted accounting principles applied on a consistent basis, shall have set aside on its books adequate reserves;

    . minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes and zoning or other restrictions as to the use of any Principal Domestic Manufacturing Property, which exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of Colgate, in the aggregate materially detract from the value of such Principal Domestic Manufacturing Property or materially impair its use in the operation of the business of Colgate and its Principal Domestic Subsidiaries; and

    . any Lien on Restricted Property not referred to above if, at the time such Lien is created, incurred, assumed or suffered to be created, incurred or assumed, and after giving effect thereto and to the Debt secured or evidenced thereby, the aggregate amount of all outstanding Debt of Colgate and its Principal Domestic Subsidiaries secured or evidenced by Liens on Restricted Property which are not referred to above and which do not equally and ratably secure the debt securities, shall not exceed 15% of Consolidated Net Tangible Assets.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of Colgate and its consolidated subsidiaries, all as set forth on the most recent balance sheet of Colgate and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

    "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than accounts payable in the ordinary course of business), (iv) obligations as a lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

    "Domestic Subsidiary" means any Subsidiary a majority of the business of which is conducted within the United States of America, or a majority of the properties and assets of which are located within the United States of America, except (i) any Subsidiary all of the assets of which consist of the securities of Subsidiaries which are not Domestic Subsidiaries, (ii) any Subsidiary which is a FSC as defined in Section 922 of the Code and (iii) any Subsidiary for any period during which an election under Section 936 of the Code applies to such Subsidiary.

    "Instruments" of any corporation means and includes (i) all capital stock of all classes of and all other equity interests in such corporation and all rights, options or warrants to acquire the same, and (ii) all promissory notes, debentures, bonds and other evidences of Debt of such corporation.

    "Lien" means any mortgage, lien, pledge, security interest, encumbrance or charge of any kind, any conditional sale or other title retention agreement or any lease in the nature thereof, provided that the term "Lien" shall not include any lease involved in a sale and lease-back transaction.
    "Major Domestic Manufacturing Property" means any Principal Domestic Manufacturing Property the net depreciated book value of which on the date as of which the determination is made exceeds 3% of the Consolidated Net Tangible Assets.

    "Principal Domestic Manufacturing Property" means any building, structure or facility (including the land on which it is located and the improvements and fixtures constituting a part thereof) used primarily for manufacturing or processing which is owned or leased by Colgate or any of its Subsidiaries, is located in the United States of America and the net depreciated book value of which on the date as of which the determination is made exceeds 1% of Consolidated Net Tangible Assets, except any such building, structure or facility which the Board of Directors of Colgate by resolution declares is not of material importance to the total business conducted by Colgate and its Subsidiaries as an entirety.

    "Principal Domestic Subsidiary" means (i) each Subsidiary which owns or leases a Principal Domestic Manufacturing Property, (ii) each Domestic Subsidiary the consolidated net worth of which exceeds 3% of Consolidated Net Tangible Assets (as set forth in the most recent financial statements delivered pursuant to the indenture) and (iii) each Domestic Subsidiary of each Subsidiary referred to in the foregoing clause (i) or (ii) except any such Subsidiary the accounts receivable and inventories of which have an aggregate net book value of less than $5,000,000.

    "Restricted Property" means and includes (i) all Principal Domestic Manufacturing Properties, (ii) all Instruments of all Principal Domestic Subsidiaries and (iii) all inventories and accounts receivable of Colgate and its Principal Domestic Subsidiaries.

    "Subsidiary" means any Corporation of which at the time of determination Colgate or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

    "Voting Stock" means stock of a Corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Corporation, provided that, for the purpose hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

    Other capitalized terms used but not defined in this prospectus shall have the meaning given those terms in the indenture.

Legal Defeasance and Covenant Defeasance

    Colgate at any time may terminate as to a series of debt securities all of its obligations (except for certain obligations regarding the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and any related coupons and to maintain agencies with respect to the debt securities) arising under the indenture and the debt securities and coupons of that series. This option by Colgate is called a "legal defeasance". Colgate at any time may terminate as to a series of debt securities its obligations arising under the covenant described under "Limitations Upon Liens" above. This option by Colgate is called a "covenant defeasance".

    Colgate may exercise its legal defeasance option with respect to a series of debt securities even if Colgate has previously exercised its covenant defeasance option in regard to that series of debt securities. If Colgate exercises its legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default. If Colgate exercises its covenant defeasance option with respect to a series of debt securities, that series may not be accelerated on the basis of breaches of the defeased covenant.

    To exercise either option as to a series of debt securities, Colgate must deposit in trust with the trustee cash or United States government obligations sufficient to pay the principal of, premium, if any, and interest on the debt securities of that series at their maturity or redemption and must comply with other specified conditions. In particular, Colgate must obtain an opinion of tax counsel that the defeasance will not result in recognition for United States Federal income tax purposes of any gain or loss to holders of the series of debt securities. The opinion of tax counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the indenture.

Concerning the Trustee

    The Bank of New York serves as trustee under the Indenture and is the security registrar and paying agent with respect to the debt securities. The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The indenture contains certain limitations on the right of the trustee, should it become a creditor of Colgate, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with Colgate; provided, however, that if the trustee acquires any conflicting interest it must eliminate such conflict or resign.

    The trustee's principal office is located at One Wall Street, New York, New York. Colgate has banking relationships with The Bank of New York and certain of its affiliates. Richard J. Kogan, a director of Colgate, is also a director of The Bank of New York Company, Inc., the parent of the trustee.

Governing Law

    The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

                             PLAN OF DISTRIBUTION

    Colgate may sell debt securities:

    . to the public through underwriters acting individually or through a group of underwriters which may be managed or co-managed by one or more underwriters designated by Colgate,

    .   through agents or dealers,

    .   directly to one or more other purchasers, or

    .   by any combination of these methods of sale.

    The prospectus supplement with respect to the particular series of debt securities being offered will describe the terms of the offering of that series, including the name or names of any agents or underwriters, the public offering or purchase price, the proceeds to Colgate from the offering, any discounts and commissions to be allowed or paid to the agents or underwriters, all other items constituting underwriting compensation, any discounts and commissions to be allowed or paid to dealers, any initial public offering price and any exchanges on which the debt securities may be listed. Underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed to be underwriters, and any discounts or commissions received by them from Colgate and any profit on the resale of the debt securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended.

    Under certain circumstances, Colgate may repurchase debt securities and reoffer them to the public as set forth above. Colgate may also arrange for repurchases and resales of the debt securities by dealers.

    No particular offering of debt securities will have an established trading market when issued. Unless specified in the applicable prospectus supplement, Colgate will not list the notes on any securities exchange. The underwriters may from time to time purchase and sell notes in the secondary market, but they are not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops. In addition, the underwriters may discontinue any market-making activity at any time.

    To facilitate a debt securities offering, any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

    . Over-allotment involves sales in excess of the offering size, which creates a short position.

    . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

    . Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.

    . Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

    Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue those activities at any time.

    If so indicated in the prospectus supplement, Colgate will authorize underwriters to solicit offers by certain institutions to purchase debt securities from Colgate pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and, unless Colgate otherwise agrees, the aggregate principal amount of debt securities sold pursuant to the contracts shall not be more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of Colgate. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the debt securities covered under any such contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

    Colgate has agreed to indemnify the agents and the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the agents or the underwriters may be required to make in connection with those liabilities. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for Colgate in the ordinary course of business.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    We have filed a registration statement on Form S-3 with the SEC covering the debt securities. For further information on Colgate and the debt securities, you should refer to our registration statement and its exhibits. This prospectus summarizes certain provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

    The SEC allows us to incorporate by reference the information we file with them, which means:

    .   incorporated documents are considered part of this prospectus;

    . we can disclose important information to you by referring you to those documents; and

    . information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this prospectus and previously incorporated information.

    We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

    . annual report of Colgate on Form 10-K for the year ended December 31, 2000; and

    . quarterly reports of Colgate on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                $1,400,000,000

                                    [LOGO]

      Medium-Term Notes, Series E Due One Year or More From Date of Issue

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                           Deutsche Banc Alex. Brown

                             Goldman, Sachs & Co.

                                   JPMorgan

                              Merrill Lynch & Co.

                                Morgan Stanley

                             Salomon Smith Barney

                                October , 2001


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution*

    The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the registration fee.

          Securities and Exchange Commission Registration Fee $350,000
          Legal Fees and Expenses............................  200,000
          Services of Independent Accountants................   25,000
          Printing Expenses..................................  150,000
          Trustee's Fees and Expenses........................   15,000
          Miscellaneous......................................   10,000
                                                              --------
             Total........................................... $750,000
                                                              ========

--------
*   Estimated assuming one Prospectus Supplement

Item 15. Indemnification of Directors and Officers

    Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Tenth of the Restated Certificate of Incorporation of the Company, as amended, eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors, officers and other employees of the Company to the fullest extent permitted by the GCL. The Company has also executed indemnification agreements with the directors, officers and certain other employees of the Company. Such indemnification agreements contain provisions which purport to provide indemnification, where not limited by applicable law, for amounts paid by such individuals in settlement of shareholder derivative actions. Additionally, the Company maintains customary directors' and officers' liability insurance.

Item 16. Exhibits

    The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings

    (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Colgate's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 26, 2001.

                                               COLGATE-PALMOLIVE COMPANY
                                               By:        /S/ REUBEN MARK
                                                   -----------------------------
                                                            Reuben Mark
                                                   Chairman of the Board, Chief
                                                             Executive
                                                       Officer and Director

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                            Title                   Date
                ---------                            -----                   ----

Principal Executive Officer and Director:

             /s/ REUBEN MARK              Chairman of the Board, Chief October 26, 2001
-----------------------------------------    Executive Officer and
               Reuben Mark                          Director

Principal Financial Officer:

         /s/ STEPHEN C. PATRICK             Chief Financial Officer    October 26, 2001
-----------------------------------------
           Stephen C. Patrick

Principal Accounting Officer:

          /s/ DENNIS J. HICKEY            Vice President and Corporate October 26, 2001
-----------------------------------------          Controller
            Dennis J. Hickey

Directors:

                    *                               Director           October 26, 2001
-----------------------------------------
             Jill K. Conway

                    *                               Director           October 26, 2001
-----------------------------------------
           Ronald E. Ferguson

                    *                               Director           October 26, 2001
-----------------------------------------
            Ellen M. Hancock

                    *                               Director           October 26, 2001
-----------------------------------------
            David W. Johnson

                    *                               Director           October 26, 2001
-----------------------------------------
            Richard J. Kogan

                      Signature        Title         Date
                      ---------        -----         ----

                          *           Director October 26, 2001
                 --------------------
                   Delano E. Lewis

                          *           Director October 26, 2001
                 --------------------
                 Howard B. Wentz, Jr.

                 *By:
                 /S/ ANDREW D. HENDRY
                 --------------------
                   Andrew D. Hendry
                   Attorney-in-Fact

                               INDEX TO EXHIBITS

1.1  Form of Distribution Agreement
4.1  Indenture, dated as of November 15, 1992, between the Company and The Bank of New York as
     Trustee (incorporated by reference from Exhibit 4.1 to the Company's Form S-3 Registration
     Statement and Post-Effective Amendment No. 1 filed on June 26, 1992, Registration No. 33-48840)
4.2  Form of Fixed Rate Note
4.3  Form of Floating Rate Note
5.1  Opinion of Andrew D. Hendry, Esq., Senior Vice President, General Counsel and Secretary of
     the Company
12.1 Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1 Consent of Andrew D. Hendry, Esq., Senior Vice President, General Counsel and Secretary of
     the Company (included in Exhibit 5.1).
23.2 Consent of Arthur Andersen LLP, independent public accountants for the Company
24.1 Powers of Attorney
25.1 Statement of Eligibility on Form T-1 of The Bank of New York as Trustee under the Trust
     Indenture Act of 1939